EXHIBIT 99.1

THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE THE SOLICITATION OF THE SALE OF, OR AN OFFER TO SELL, OR A SOLICITATION OF THE PURCHASE OF, OR AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

                           PRIVATE OFFERING MEMORANDUM

ebank Financial Services, Inc., which we refer to in this Exchange Offer as "we," "us," or the company, hereby offers, upon the terms and subject to the conditions set forth in this Offering Memorandum and in the accompanying Letter of Transmittal (the "Exchange Offer"), to exchange any and all of our issued and outstanding 8% Series A Convertible Preferred Stock, $0.01 par value ("Series A Preferred"), together with the warrants to purchase shares of our Common Stock issued in connection with the issuance of the Series A Preferred (the "Original Warrants"), for shares of our Common Stock, $0.01 par value ("Common Stock") and new warrants to purchase shares of our Common Stock with a lower exercise price of $1.75 per share (the "New Warrants"). In accordance with the existing conversion ratio under the terms of the Series A Preferred, the exchange ratio will be one share of Common Stock for one share of Series A Preferred. With respect to the Original Warrants, we will issue to you in the exchange New Warrants to purchase the same number of shares of Common Stock, but with an exercise price of $1.75 per share of Common Stock, a new term of three years from the effective date of the exchange, and having the additional terms described herein under the heading "The Exchange Offer- What are the principal differences between the Original Warrants and the New Warrants?" We will also issue shares of Common Stock in satisfaction of any unpaid dividends accrued through May 31, 2003 on the Series A Preferred to any holder tendering shares of Series A Preferred and Original Warrants. This Exchange Offer is being conducted as a private placement primarily to qualified accredited investors. The overall effect of the Exchange Offer is that we are asking you to exercise the existing conversion feature of all of your Series A Preferred shares now, in response to this offer, and if you agree to do so, we also will exchange your Original Warrants for New Warrants having a lower exercise price and the additional terms as described herein.

The Exchange Offer is not conditioned upon a minimum number of Series A Preferred and Original Warrants being tendered. However, in order to participate in the Exchange Offer you must tender/convert all of your shares of
                                                           ---
Series A Preferred, and in connection therewith we will exchange all of your Original Warrants for New Warrants. In addition, the Exchange Offer is subject to conditions that we describe under the caption "The Exchange Offer-Are there any conditions to the Exchange Offer?"

The Exchange Offer will expire at 5:00 p.m., Atlanta, Georgia time, on Friday, June 13, 2003 (the "Expiration Date"), unless we extend or withdraw the Exchange Offer. We will transmit shares of Common Stock and New Warrants to holders participating in the Exchange Offer promptly after the Expiration Date.

As of May 12, 2003, there are 2,410,000 issued and outstanding shares of Series A Preferred and 1,215,000 shares of Common Stock available for purchase under the Original Warrants. There is no established trading market for either the Series A Preferred or the Original Warrants. Our Common Stock, into which the
Series A Preferred shares are convertible and for which the Original Warrants are exercisable, is quoted on the OTC Bulletin Board under the symbol "EBDC." On May 12, 2003, the most recent practicable date prior to publication of this Offering Memorandum, the last reported sale price of our Common Stock was $1.55 per share, the closing bid price was $1.50 per share and the number of shares of Common Stock outstanding was 2,060,639.

Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act of 1934, as amended (the "Exchange Act"), we have filed with the Securities and Exchange Commission (the "SEC") a Schedule TO, which contains additional information with respect to the Exchange Offer. Our Schedule TO, including exhibits and any amendments, may be examined, and copies may be obtained, at the places and in the manner set forth in the section of this Offering Memorandum entitled "Where You Can Find Additional Information."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES (I) ARE NOT BANK ACCOUNTS OR DEPOSITS; (II) ARE NOT FEDERALLY INSURED BY THE FDIC; AND (III) ARE NOT INSURED BY ANY OTHER STATE OR FEDERAL AGENCY.

              THE DATE OF THIS OFFERING MEMORANDUM IS MAY 15, 2003.

                              IMPORTANT INFORMATION
                              ---------------------

No dealer, salesperson or other person has been authorized by us to give any information or to make any representations not contained in this Offering Memorandum and the related Letter of Transmittal, in connection with the solicitation and the offering made by this Offering Memorandum. If given or made, such information or representations should not be relied upon as having been authorized by us.

We are making this Exchange Offer primarily to accredited investors through this private placement memorandum pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506 promulgated under the Securities Act.

The securities offered pursuant to this Exchange Offer, like the shares of Series A Preferred Stock and Original Warrants which are the subject of the Exchange Offer, will be subject to restrictions on transferability and resale, and they may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. All investors will be required to undertake, pursuant to the Letter of Transmittal, that they will not resell the securities except pursuant to an effective registration statement or an exemption from registration under the Securities Act. Certificates for the securities will bear a legend to that effect. Any such sales must also comply with any applicable state securities law requirements. Investors should be aware that they will be required to bear the financial risks of an investment in the securities offered pursuant to the Exchange Offer for an indefinite period of time.

This Offering Memorandum incorporates important business and financial information about us that is not included or delivered with this document. This information is available without charge to holders of Series A Preferred and Original Warrants upon written or oral request made to us. Such requests should be delivered to the attention of our Chief Financial Officer at our principal executive offices, 2410 Paces Ferry Road, Suite 190, Atlanta Georgia 30339. Our telephone number is (770) 863-9225. In order to obtain timely delivery of any such information, you must request it no later than five business days prior to the Expiration Date of the Exchange Offer. See also the section entitled "Where You Can Find Additional Information."

Our Board of Directors has approved the Exchange Offer. However, neither we nor our Board of Directors makes any recommendation to you as to whether to tender or refrain from tendering Series A Preferred and Original Warrants, and none of us have authorized any person to make such a recommendation. We have no agreements, written or oral, with any of our directors, officers or affiliates with respect to them participating in the Exchange Offer. If such persons elect to participate in the Exchange Offer, they will do so on the same terms as are available to all other holders of Series A Preferred and Original Warrants. Our directors who own Series A Preferred and Original Warrants have indicated to us that they had not yet decided whether or not to tender their Series A Preferred and Original Warrants. For additional information, see the section of this Offering Memorandum entitled "What is the position of the company's directors concerning the Exchange Offer?" You are advised to evaluate carefully all information in the Exchange Offer, consult with your own investment and tax advisors and make your own decision as to whether to tender all or none of your Series A Preferred and Original Warrants.

Recipients of this Exchange Offer are not to construe the contents of this Offering Memorandum, or of any prior or subsequent communications from us or any of our employees, agents, or affiliates, as investment, legal, or tax advice. Each investor should consult its own counsel, accountant, and other professional advisors about legal, tax, and other related matters concerning its participation in the Exchange Offer.

The delivery of this Offering Memorandum will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this Offering Memorandum or that the information in this Offering
Memorandum  is  correct  as  of  any  subsequent  date.

                                              TABLE OF CONTENTS


SUMMARY OF THE EXCHANGE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
PURPOSE OF THE EXCHANGE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
THE EXCHANGE OFFER
     What is the Exchange Offer? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     How do I participate in the Exchange Offer? . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     What is the guaranteed delivery procedure?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     What is the position of the company's directors concerning the Exchange Offer?. . . . . . . . . . .   8
     Why do I need to complete the Investor Questionnaire? . . . . . . . . . . . . . . . . . . . . . . .   8
     Will the shares of Common Stock and the New Warrants be freely transferable?. . . . . . . . . . . .   9
     What are the principal differences between Series A Preferred and Common Stock? . . . . . . . . . .   9
     What are the principal differences between the Original Warrants and the New Warrants?. . . . . . .  10
     How long will the Exchange Offer be open, and can it be amended or withdrawn by us? . . . . . . . .  10
     Are there any conditions to the Exchange Offer? . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     What if I do not exchange my Series A Preferred shares and Original Warrants for Common Stock and a New Warrant?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Will I pay brokerage commissions in the Exchange Offer? . . . . . . . . . . . . . . . . . . . . . .  13
     When will Series A Preferred shares and Original Warrants be accepted for exchange, and when will shares of Common Stock and New Warrant agreements be delivered? . . . . . . . . . . . . . . . . . .  13
     What are my rights to withdraw my tender of Series A Preferred shares and Original Warrants?. . . .  14
     How will the Company account for the Exchange Offer, and if it is consummated, the transaction with the New Investor? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Who is the Exchange Agent?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Will the Company pay soliciting fees or reimburse any expenses in the Exchange Offer? . . . . . . .  15
     What are the Company's expected expenses of the Exchange Offer? . . . . . . . . . . . . . . . . . .  15
PRICE RANGES OF SERIES A PREFERRED SHARES, ORIGINAL WARRANTS AND COMMON
STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
HISTORICAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
UNAUDITED HISTORICAL AND PRO FORMA CONDENSED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . .  17
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS OF OUR SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
TRANSACTIONS AND ARRANGEMENTS CONCERNING OUR SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .  25
LEGAL MATTERS; REGULATORY APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CERTAIN ADDITIONAL INFORMATION ABOUT US. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
WHERE YOU CAN FIND ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SUMMARY  OF  THE  EXCHANGE  OFFER

We are providing this summary of the Exchange Offer for your convenience. It highlights the information in this Offering Memorandum and the accompanying Letter of Transmittal, but you should realize that it does not describe all of the details of the Exchange Offer. We urge you to read the entire Offering Memorandum and the accompanying Letter of Transmittal because they contain the full details of the Exchange Offer. We have included references to the sections of the Offering Memorandum where a more complete discussion is set forth.

     The  Exchange  Offer
     --------------------

We are offering to exchange one new share of our Common Stock for each share of our presently issued and outstanding Series A Preferred and, in connection therewith, to exchange New Warrants for the Original Warrants issued in connection with the purchase of Series A Preferred, with such New Warrants covering the same number of shares as the Original Warrants having an exercise price of $1.75 per share, having a new term of three years from the effective date of the exchange (subject to earlier expiration if the closing market price for our Common Stock equals or exceeds $5.00 per share for 20 consecutive trading days) and having the additional terms described herein under the heading "The Exchange Offer - What are the principal differences between the Original Warrants and the New Warrants?". We will issue shares of Common Stock in satisfaction of unpaid dividends accrued on the Series A Preferred through May 31, 2003 to any holder tendering shares of Series A Preferred and Original Warrants. To participate in the Exchange Offer, a holder of Series A Preferred and Original Warrants must validly tender ALL (and not less than all) of both of the shares of Series A Preferred and Original Warrants held by him or her to Attkisson, Carter & Company (the "Exchange Agent") by the Expiration Date. See, "The Exchange Offer - What is the Exchange Offer?"

     Expiration  Date
     ----------------

The Exchange Offer will expire at 5:00 p.m., Atlanta, Georgia time, on June 13, 2003, unless extended or earlier terminated by us. If we extend the Expiration Date, the Expiration Date will be the time and date to which the Exchange Offer has been extended. See, "The Exchange Offer - How long will the Exchange Offer be open, and can it be amended or withdrawn by us?"

     Purpose  of  the  Exchange  Offer
     ---------------------------------

The purpose of the Exchange Offer is to procure the conversion into Common Stock all of the issued and outstanding shares of Series A Preferred in order to reduce or eliminate the fixed dividend burden imposed by the shares of Series A Preferred. We believe this Exchange Offer, if successful, will likely be accretive to our earnings per share of Common Stock and will simplify our capital structure, thereby enhancing our ability to raise additional capital through future offerings. Following the planned filing of a resale registration statement under registration rights granted in conjunction with the issuance of Series A Preferred shares, we also believe that the issuance of Common Stock pursuant to the Exchange Offer will likely improve the liquidity of trading in our Common Stock in the over-the-counter market, which also may enhance our ability to raise additional capital. See, "Purpose of the Exchange Offer."

     Conditions  to  the  Exchange  Offer
     ------------------------------------

We will not be required to accept for exchange, or issue Common Stock and New Warrants in exchange for, any Series A Preferred and Original Warrants tendered. We may terminate or amend the Exchange Offer as provided in this Offering Memorandum or in the Letter of Transmittal, or may postpone (subject to the requirements of the Exchange Act for prompt exchange or return of the Series A Preferred and Original Warrants) the acceptance for exchange of, and exchange of, the Series A Preferred and Original Warrants tendered at any time on or after the date of this Offering Memorandum and before acceptance for exchange or exchange of any Series A Preferred and Original Warrants. See "The Exchange Offer - Are there any conditions to the Exchange Offer?"

     Procedures  for  tendering  Series  A  Preferred  and  Original  Warrants
     -------------------------------------------------------------------------

To participate in the Exchange Offer, you must validly tender ALL of your shares of Series A Preferred, together with the accompanying Original Warrants, by taking two actions. First, you must complete, execute and deliver to our Exchange Agent the Letter of Transmittal and Investor Questionnaire that accompany this Offering Memorandum. Second, you must deliver to our Exchange Agent your original Series A Preferred stock certificate(s) together with the agreement(s) evidencing all of the Original Warrants which were issued with your Series A Preferred stock. Series A Preferred stock certificates and Original Warrant agreements should not be sent directly to us. See "The Exchange Offer - How do I participate in the Exchange Offer?"

If your shares of Series A Preferred are registered in the name of a broker, dealer, commercial bank, trust company or nominee, we urge you to contact them promptly if you wish to participate in the Exchange Offer.

     Withdrawals  of  Tenders
     ------------------------

You may withdraw shares of Series A Preferred and Original Warrant agreements you have tendered for exchange at any time before the Expiration Date, after which your tender will be irrevocable. See "The Exchange Offer - What are my rights to withdraw my tender of Series A Preferred and Original Warrants?"

     Acceptance  and  Delivery  of  Common  Stock  and  New  Warrants
     ----------------------------------------------------------------

If you accept our Exchange Offer, we will deliver stock certificates representing shares of Common Stock and a New Warrant agreement promptly after the Expiration Date. See, "The Exchange Offer - When will Series A Preferred shares and Original Warrants be accepted for exchange, and when will shares of Common Stock and New Warrant agreements be delivered?"

     Certain  Federal  Income  Tax  Considerations
     ---------------------------------------------

We urge you to consult your own tax advisors as to the specific tax consequences of the Exchange Offer. In general, however, we believe that the exchange of Series A Preferred for Common Stock and the exchange of Original Warrants for New Warrants will be tax-free to holders for federal income tax purposes. Holders may, however, be required to recognize taxable gain on account of the accrued dividends on their exchanged shares of Series A Preferred, which dividends will be paid through the issuance of additional shares of Common Stock to the extent accrued through May 31, 2003. See "Certain Federal Income Tax Considerations."

     The  Dealer  Manager  and  Exchange  Agent
     ------------------------------------------

Attkisson, Carter & Company will perform the functions of both Dealer Manager and Exchange Agent for the Exchange Offer. We have engaged the services of Attkisson, Carter & Company to contact you in order to assure that you are aware of the terms and conditions of this Exchange Offer and to solicit your consideration of such terms and conditions. You should direct questions about the Exchange Offer to Attkisson, Carter & Company, attention Tim Terry. The phone number and address of Attkisson, Carter & Company are as follows: 3060 Peachtree Road, NW, Suite 1400, Atlanta, GA 30305; Tel: 404.364.2057; and Fax:
404.364.2079.

     Soliciting  Fees
     ----------------

We will compensate Attkisson, Carter & Company for soliciting tenders of shares of Series A Preferred and Original Warrants. We agreed to furnish such compensation through the amendment of previously issued warrants to purchase a total of 126,874 shares of our Common Stock. The amended warrants will have an exercise price of $1.75 per share and a term of three years from the effective date of the exchange. We will also reimburse Attkisson, Carter & Company for out-of-pocket expenses incurred in connection with the Exchange Offer. See "The Exchange Offer - Will the Company pay soliciting fees or reimburse any expenses in the Exchange Offer?"

     Additional Information
     ----------------------

You should refer to the section of this Offering Memorandum entitled "Certain Additional Information About Us" for a description of certain SEC filings containing important additional information about us which you should consider in deciding whether or not to tender securities held by you in response to the Exchange Offer, copies of which are included in the Annexes to this Offering Memorandum. You also should refer to the section of this Offering Memorandum entitled "Where You Can Find Additional Information" for a description of how you can obtain certain additional information included in the Schedule TO filed by us with the SEC in connection with the Exchange Offer which is not presented in this Offering Memorandum.

For a complete description of the rights and preferences of shares of Series A Preferred, the Original Warrants, the New Warrants and shares of Common Stock, see the sections of this Offering Memorandum entitled "The Exchange Offer - What are the principal differences between Series A Preferred and Common Stock?" and "The Exchange Offer -What are the principal differences between the Original Warrants and the New Warrants?" You should also refer to the Description of Capital Stock attached as Annex A hereto and to the form of New Warrant attached
                          -------
as Annex B.
   -------

INTRODUCTION

We are offering to exchange one new share of our Common Stock for each share of our presently issued and outstanding Series A Preferred and, in connection therewith, to exchange New Warrants having an exercise price of $1.75 per share to purchase the same number of shares of Common Stock as were subject to each holder's Original Warrants issued in connection with the purchase of the Series A Preferred. We will also issue shares of Common Stock in satisfaction of any unpaid dividends accrued through May 31, 2003 on the Series A Preferred to any holder tendering shares of Series A Preferred and Original Warrants. To participate in the Exchange Offer, a holder of Series A Preferred and Original Warrants must validly tender ALL of his or her shares of Series A Preferred and Original Warrants, together with the completed Letter of Transmittal and Investor Questionnaire, to Attkisson, Carter & Company (the "Exchange Agent") by the Expiration Date.

As of May 12, 2003, there are 2,410,000 issued and outstanding shares of Series A Preferred and 1,215,000 shares of Common Stock available for purchase under the Original Warrants. There is no established trading market for either the Series A Preferred or the Original Warrants. Our Common Stock, into which the
Series A Preferred shares are convertible and for which the Original Warrants are exercisable, is quoted on the OTC Bulletin Board under the symbol "EBDC." On May 12, 2003, the most recent practicable date prior to publication of this Offering Memorandum, the last reported sale price of our Common Stock was $1.55 per share, the closing bid price was $1.50 per share and the number of shares of Common Stock outstanding was 2,060,639.

As more fully described under "Transactions and Arrangements Concerning Our Securities," we entered into a stock purchase agreement dated as of February 26, 2003 (the "Stock Purchase Agreement", a copy of which is attached as Annex C
                                                                         -------
hereto) pursuant to which we agreed, subject to the fulfillment of certain conditions, to sell an aggregate of 1,200,000 shares of our Common Stock for an aggregate consideration of $1,080,000 to Marshall Investments, L.P., a Georgia limited partnership in which Michael P. Marshall, Sr. is the general partner (the "New Investor"). Pursuant to the Stock Purchase Agreement, we also agreed (subject to completion of the underlying stock purchase) to grant an option to the New Investor that would permit the New Investor to maintain ownership of up to 20% of our issued and outstanding Common Stock, which right expires July 1, 2006, subject to potential extension in conjunction with the term of any new options, warrants or rights to purchase Common Stock issued by us prior to July 1, 2006. The obligation of the New Investor to complete the purchase of shares under the Stock Purchase Agreement is conditioned upon, among other things, all of our outstanding shares of Series A Preferred being retired and cancelled, unless that condition is waived by the New Investor. Similarly, we are not obligated to close the transaction contemplated by the Stock Purchase Agreement if less than 80% of the outstanding shares of Series A Preferred are retired and cancelled. The closing of the Stock Purchase Agreement may be terminated by either party if, through no fault of the terminating party, the closing of such transaction has not occurred on or before June 26, 2003. The closing of the transaction contemplated by the Stock Purchase Agreement is not a condition to the closing of the Exchange Offer.

We have determined to undertake the Exchange Offer in order to enhance our capital structure by eliminating the Series A Preferred dividend and, we believe, increasing the liquidity of our outstanding Common Stock. We believe that the completion of the Exchange Offer will provide additional financial flexibility to enable us to more effectively execute our business and operational plans in the future. If the transaction contemplated by the Stock Purchase Agreement is consummated, we believe that the additional liquidity and working capital which it will provide will similarly enhance our overall capital structure by providing additional working capital without the mandatory dividend requirements associated with the Series A Preferred. We cannot assure you that either of these transactions will be successfully completed.

PURPOSE  OF  THE  EXCHANGE  OFFER

The purpose of the Exchange Offer is to procure the conversion into Common Stock of all of the issued and outstanding shares of Series A Preferred, in accordance with the original one-share-for-one-share conversion ratio associated with such shares, in order to reduce or eliminate the fixed dividend burden imposed by the shares of Series A Preferred. The Series A Preferred bear dividends at a rate of 8% per annum, which we have the option of paying either in cash or through the issuance of additional shares of our Common Stock, and we historically have elected to pay in shares of Common Stock. The dividend requirement reduces earnings attributable to our Common Stock, thereby reducing our earnings per share of Common Stock in any period in which we have reportable earnings. The ongoing payment of these dividends in shares of our Common Stock also has the effect of reducing the pro rata equity interest in the Company held by all other owners of Common Stock. The elimination of the Series A Preferred and its associated dividend requirement would eliminate the dilutive impacts on our owners of Common Stock associated with those dividends. We believe that the elimination of the Series A Preferred and its associated dividend requirement would therefore enhance our ability to raise additional capital to enable us to more effectively execute our business and operational plans in the future. Finally, following the planned filing of a resale registration statement under registration rights granted in conjunction with the issuance of Series A Preferred shares, we believe the issuance of additional shares of Common Stock pursuant to the Exchange Offer will likely improve the liquidity of trading in our Common Stock, which also may enhance our ability to raise additional capital.

The conversion of 100% of the Series A Preferred is a condition to the New Investor's obligation to close the transaction contemplated by the Stock Purchase Agreement. The Exchange Offer may assist us in satisfying this condition. While we believe that the additional liquidity that would be provided through completion of the planned transaction with the New Investor would be beneficial to us, we also believe that shareholders will benefit significantly from the conversion of all outstanding Series A Preferred to Common Stock through the Exchange Offer. Accordingly, we intend to complete the Exchange Offer regardless of whether or not we close the transaction with the New Investor. Additionally, we intend to accept all shares of Series A Preferred tendered by holders in response to the Exchange Offer (and to exchange each such holder's Original Warrants for New Warrants) regardless of the number of shares tendered (subject to the requirement that each holder must tender ALL of his or her shares and Original Warrants in order to participate).

All Series A Preferred shares acquired by us pursuant to the Exchange Offer will be retired and cancelled, restored to the status of authorized but unissued shares of our preferred stock, and may be issued as part of another series of our preferred stock in accordance with the our Articles of Incorporation, as amended.

Subject to Rule 13e-4 under the Exchange Act, which generally prohibits an offeror from purchasing subject shares other than through the offer for at least ten business days following the expiration of the offer, we expressly reserve the right in the future to purchase additional Series A Preferred and Original Warrants not tendered pursuant to the Exchange Offer. Such purchases may be made through privately negotiated transactions, tender offers or otherwise. Any such purchases may be made on the same terms as, or on terms more or less favorable to holders of Series A Preferred and Original Warrants than, the terms of the Exchange Offer. Any possible future purchases by us will depend on many factors, including the results of the Exchange Offer, our business and financial position and general economic conditions.

Except as disclosed herein or in the our periodic reports filed under the Exchange Act, or as may occur in the ordinary course of our business, we currently have no plans or proposals that relate to or would result in:

     (i) an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiary;

     (ii) a purchase, sale or transfer of a material amount of our assets or of our subsidiary's assets;

     (iii) a material change in our dividend rate or policy, indebtedness or capitalization;

     (iv)    a change in our present Board of Directors or management;

     (v)     a material change in our corporate structure or business;

     (vi)    a suspension of our obligation to file reports under the Exchange
             Act;

     (vii) a class of our equity securities ceasing to be authorized to be quoted on the OTC Bulletin Board;

     (viii) a class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

     (ix) the acquisition by any person of our securities or the disposition of our securities; or

     (x) a change in our Articles of Incorporation, as amended, bylaws or other governing instruments or other action that could impede the acquisition of control of the company.

THE  EXCHANGE  OFFER

WHAT  IS  THE  EXCHANGE  OFFER?

We are offering to exchange one new share of our Common Stock for each share of our presently issued and outstanding Series A Preferred and, in connection therewith, to exchange New Warrants having an exercise price of $1.75 per share to purchase the same number of shares of Common Stock as were subject to each holder's Original Warrants issued in connection with the purchase of the Series A Preferred. We also will issue shares of Common Stock in satisfaction of unpaid dividends accrued on the Series A Preferred through May 31, 2003 to any holder tendering shares of Series A Preferred and Original Warrants pursuant to the Exchange Offer. To participate in the Exchange Offer, a holder of Series A Preferred and Original Warrants must validly tender ALL (and not less than all) of the shares of Series A Preferred and Original Warrants held by him or her, together with the completed Letter of Transmittal and Investor Questionnaire, attached hereto as Annex I, and Annex K, respectively, to Attkisson, Carter &
                      -------      -------
Company  (the  "Exchange  Agent")  by  the  Expiration  Date.

The Exchange Offer is made pursuant to the terms and subject to the conditions set forth in this Offering Memorandum and the accompanying Letter of Transmittal. This Offering Memorandum, the Letter of Transmittal and the Investor Questionnaire are being sent to all persons and entities that, as of May 12, 2003, were registered holders of our outstanding Series A Preferred and registered holders of our Original Warrants. Although there is no fixed record date for determining registered holders of shares of Series A Preferred and the Original Warrants entitled to participate in the Exchange Offer, only holders of Series A Preferred and Original Warrants who are the registered holders thereof (or such person's legal representative or attorney-in-fact) as of such date or who hold sale and transfer documents with respect to such Series A Preferred and Original Warrants from the registered holder thereof as of such date (which documents are satisfactory to us and to the Exchange Agent), may participate in the Exchange Offer. However, since there is no established trading market for either the Series A Preferred shares or the Original Warrants, and since all of such securities are "restricted securities" which originally were issued without registration pursuant to a private placement exemption and may not be resold without registration or an available resale exemption, we do not anticipate that any material issues will arise concerning transfers of such securities between May 15, 2003 and the Expiration Date.

The Exchange Offer is not conditioned on any minimum number of Series A Preferred shares and Original Warrants being tendered or upon us obtaining any other financing (including without limitation, consummation of the planned transaction with New Investor). The Exchange Offer is, however, subject to other conditions. See "Are there any conditions to the Exchange Offer?"

To validly tender shares of Series A Preferred and your Original Warrants, you must (i) complete, execute and deliver to the Exchange Agent the Letter of Transmittal attached as Annex I to this Offering Memorandum, (ii) complete,
                           --------
execute and deliver to the Exchange Agent the Investor Questionnaire attached as Annex K to this Offering Memorandum and (iii) deliver to the Exchange Agent the
--------
Series A Preferred stock certificates and Original Warrants representing ALL (and not less than all) of such securities held by you as of the date of such delivery. If your Series A Preferred is held in nominee name (such as through your broker), you will need to coordinate your tender through your broker or other nominee. You will provide instructions to your broker or other nominee and they will then tender your shares of Series A Preferred to us. We are not required to accept for exchange any shares of Series A Preferred or Original Warrants that have not been validly tendered, or that the Exchange Agent has not received, by the Expiration Date. You will not have statutory appraisal or dissenters' rights in connection with the Exchange Offer.

Although we have no current plan or intention to do so, we reserve the right in our sole discretion to purchase or make offers for any shares of Series A Preferred or any Original Warrants that remain outstanding after the expiration of the Exchange Offer, subject to the requirements of Rule 13e-4(f)(6) of the Exchange Act. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

HOW  DO  I  PARTICIPATE  IN  THE  EXCHANGE  OFFER?

Your acceptance of the Exchange Offer pursuant to the procedure set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein, in the Letter of Transmittal and in the New Warrant agreements (a form of which is attached as Annex B to this
                                                                 -------
Offering  Memorandum).

To be tendered validly, ALL (and not less than all) of the certificate(s) representing a holder's Series A Preferred and the agreement(s) representing such holder's Original Warrants, together with the properly completed Letter of Transmittal (or facsimile thereof) and Investor Questionnaire (or facsimile thereof), executed by the registered holder thereof, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

Alternatively, if time does not permit you to provide the Exchange Agent with a Letter of Transmittal or other required documents prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date, or if certificate(s) representing your Series A Preferred shares and/or Original Warrant agreement(s) are not available for delivery prior to such time to the Exchange Agent, you may comply with the guaranteed delivery procedure set forth below.

The method of delivery of Series A Preferred certificate(s), Original Warrant agreement(s) and other documents to the Exchange Agent is at the election and risk of the holder, but if such delivery is by mail, we strongly suggest that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

If the Letter of Transmittal is signed by a person other than a registered holder of any certificate(s) representing Series A Preferred shares listed thereon, such certificate(s) must be endorsed or accompanied by appropriate stock powers or other instruments of transfer satisfactory to us and to the Exchange Agent, in each case signed exactly as the name or names of the registered holder or holders appear on such Series A Preferred shares.

If the Letter of Transmittal or the guaranteed delivery form or any certificate(s) representing Series A Preferred shares or any stock powers or other transfer instruments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted to the Exchange Agent.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A Preferred shares and Original Warrants will be resolved by us, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful or violate any applicable regulations, including any applicable requirements of federal or state securities laws. We also reserve the right to waive any irregularities of tender as to particular shares of Series A Preferred or Original Warrant agreements. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived by us, any irregularities in connection with tenders must be cured prior to the Expiration Date. Neither we, the Exchange Agent, nor any other person will be under any duty to give notification of any defects or irregularities in such tenders or incur any liability for failure to give such notification. Tenders of Series A Preferred and Original Warrants will not be deemed to have been made until such irregularities have been cured or waived. Any Series A Preferred or Original Warrants received by the Exchange Agent that are not properly tendered, and as to which the irregularities have not been cured or waived, will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

If your Series A Preferred shares or Original Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Series A Preferred and Original Warrants in the Exchange Offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender directly, you must, prior to completing and executing the Letter of Transmittal and tendering Series A Preferred and Original Warrants, make appropriate arrangements to register ownership of the

Series A Preferred and Original Warrants in your own name. You should be aware that the transfer of registered ownership may take considerable time. You should refer to the section of this Offering Memorandum entitled "Legal Matters" Regulatory Approval" for information concerning certain banking regulatory requirements that you may have to satisfy if your participation in the Exchange Offer could cause you to become a beneficial owner of more than 10% of our Common Stock.

WHAT  IS  THE  GUARANTEED  DELIVERY  PROCEDURE?

If you desire to tender your Series A Preferred and Original Warrants and certificates representing such Series A Preferred shares or the Original Warrant agreements are not immediately available, or time will not permit your certificates or any other required documents to reach the Exchange Agent before 5:00 p.m., Atlanta, Georgia time, on the Expiration Date, a tender may be validly effected if:

     (a) The tender is made by or through a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers (the "NASD"), a commercial bank or trust company having an office or correspondent in the United States or that is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions");

     (b) Prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed guaranteed delivery form (by facsimile transmission, mail or hand delivery), setting forth your name and address and the number of Series A Preferred shares and Original Warrants tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the certificate(s) representing such Series A Preferred shares and agreement(s) representing such Original Warrants, accompanied by a properly completed and duly executed Letter of Transmittal and Investor Questionnaire and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) The certificate(s) for all tendered Series A Preferred shares and agreement(s) representing Original Warrants, as well as a properly completed and duly executed Letter of Transmittal and Investor Questionnaire and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five business days after the Expiration Date.

WHAT  IS  THE POSITION OF THE COMPANY'S DIRECTORS CONCERNING THE EXCHANGE OFFER?

Our Board of Directors, including a majority of those directors who do not hold any shares of Series A Preferred or Original Warrants, has approved the Exchange Offer. However, neither we nor our Board of Directors makes any recommendation to you as to whether to tender or refrain from tendering Series A Preferred and Original Warrants, and none of us have authorized any person to make such a recommendation. We have no agreements, written or oral, with any of our directors, officers or affiliates with respect to them participating in the Exchange Offer. If such persons elect to participate in the Exchange Offer, they will do so on the same terms as are available to all other holders of Series A Preferred and Original Warrants. Our directors who own Series A Preferred and Original Warrants have indicated to us that they had not yet decided whether or not to tender their Series A Preferred and Original Warrants. Instead, such directors will base their respective decisions on their personal assessment of the market, economic or business conditions and other personal factors. You are advised to evaluate carefully all information in the Exchange Offer, consult with your own investment and tax advisors and make your own decision as to whether to tender all or none of your Series A Preferred shares and Original Warrants.

WHY  DO  I  NEED  TO  COMPLETE  THE  INVESTOR  QUESTIONNAIRE?

We anticipate that the issuance of shares of Common Stock and New Warrants upon exchange of Series A Preferred shares and Original Warrants pursuant to the Exchange Offer will be made pursuant to Section 4(2) of the Securities Act and Rule 506 of SEC Regulation D and, therefore, will be exempt from registration under the Securities Act. In order to ensure compliance with the statutory and regulatory qualifications for this exemption, we must, among other things, ensure that no more that 35 investors who do not qualify as "accredited investors" as defined by Rule 501 of Regulation D are participants in the Exchange Offer. We also must take steps to ensure that each Exchange Offer participant who is not an accredited investor, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of tendering securities and participating in the Exchange Offer. We need the information which we are asking you to provide through the Investor Questionnaires attached as Annex K hereto (one form for individual
                           -------
investors and another to be completed by investors who are legal entities rather than natural persons), in order to comply with these requirements of the Rule 506 private offering exemption. Accordingly, we are requiring every holder of Series A Preferred shares and Original Warrants who wishes to participate in the Exchange Offer to return a duly executed Investor Questionnaire along with a completed Letter of Transmittal and tender of the subject securities as a condition to such participation.

WILL  THE  SHARES  OF  COMMON STOCK AND THE NEW WARRANTS BE FREELY TRANSFERABLE?

As stated above, we anticipate that the issuance of shares of Common Stock and New Warrants upon exchange of Series A Preferred shares and Original Warrants pursuant to the Exchange Offer will be made pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and, therefore, will be exempt from registration under the Securities Act. As a result, these securities will be subject to restrictions on transferability and resale, and they may not be transferred or resold except pursuant to an effective registration or as permitted pursuant to an available exemption under the Securities Act and applicable state securities laws. However, the registration rights we granted in each of the previous private offerings of "capital units" consisting of shares of the Series A Preferred and Original Warrants will apply to these securities and will assist you in selling shares of Common Stock we will issue in exchange for the Series A Preferred shares, as well as the Common Stock underlying the New Warrants. Pursuant to the terms of your existing registration rights agreements, we will file a shelf registration statement covering the resale by you of such shares of Common Stock. We intend to file such shelf registration statement with the SEC as soon as practicable after the close of the Exchange Offer. Please see "Transactions and Arrangements Concerning Our Securities" for a more detailed description of the registration rights agreements.

WHAT  ARE THE PRINCIPAL DIFFERENCES BETWEEN SERIES A PREFERRED AND COMMON STOCK?

The principal differences between Series A Preferred stock and Common Stock are:

     Voting. Holders of Series A Preferred stock do not have any voting rights except to the extent required by law. Holders of Common Stock are entitled to one vote per share on all matters on which shareholders of the company are entitled to vote, including election of directors.

     Dividends. Series A Preferred stock has cumulative dividends at a rate of 8% per share per year, payable in cash or in additional shares of Common Stock, at our option. Your right to receive dividends on the Series A Preferred is senior to the rights of holders of our Common Stock to receive any dividends we may declare from time to time on such Common Stock. Subject to the preference rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably the dividends and other distributions, if any, as our board of directors may declare out of funds legally available for that purpose.

     Conversion. Each share of Series A Preferred stock is convertible into one share of Common Stock at any time at the option of the holder. In addition, we may require such conversion of the Series A Preferred when the closing price of our Common Stock equals or exceeds $10.00 per share for 15 consecutive trading days. Common Stock is not convertible into any other security.

     Liquidation. In the event of any liquidation of the company, the holders of Series A Preferred shares will be entitled to receive an amount equal to the original issue price of the Series A Preferred plus all accrued but unpaid dividends on the Series A Preferred through the date of such event, prior to any payments being made to the holders of our Common Stock. In the event of any liquidation of the company, holders of Common Stock will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and satisfaction of the liquidation preference (including any accrued but unpaid dividends) of any outstanding preferred stock.

For a more complete description of the terms of the Common Stock and the Series A Preferred Stock, please refer to the company's "Description of Capital Stock" attached as Annex A to this Offering Memorandum.
              --------

WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN THE ORIGINAL WARRANTS AND THE NEW WARRANTS?

We previously issued all of the Series A Preferred shares and Original Warrants in three private offerings that closed between June 5, 2001 and January 28, 2002. In the private offering that closed on June 5, 2001, we issued Original Warrants to purchase an aggregate of 1,000,000 shares of our Common Stock. The warrants issued in that private offering are immediately exercisable for $3.50 per share and will terminate on the earlier of five years from their date of issuance or 30 days after we notify the holder that the closing price of our Common Stock has equaled or exceeded $5.00 per share for 20 consecutive trading days. In the two subsequent private offerings that closed on June 26, 2001 and January 28, 2002, respectively, we issued Original Warrants to purchase an aggregate of 195,000 and 20,000 shares of our Common Stock, respectively. The warrants issued in each of these private offerings are immediately exercisable for $4.00 per share and terminate on the earlier of five years from their date of issuance or 30 days after we notify the holder that the closing price of our Common Stock has equaled or exceeded $5.50 per share for 20 consecutive trading days.

The New Warrants will be identical to the Original Warrants, except that the New Warrants will be immediately exercisable for $1.75 per share and will terminate on the earlier of three years from the date of issuance or 30 days after we notify the holder that the closing price of Common Stock has equaled or exceeded $5.00 per share for 20 consecutive trading days.

For a more complete description of the terms of the Original Warrants and the New Warrants, please refer to the company's "Description of Capital Stock" attached as Annex A to this Offering Memorandum and the form of New Warrant
              --------
Agreement  attached  as  Annex  B.
                         --------

HOW LONG WILL THE EXCHANGE OFFER BE OPEN, AND CAN IT BE AMENDED OR WITHDRAWN BY US?

The Exchange Offer will expire at 5:00 p.m., Atlanta, Georgia time, on Friday, June 13, 2003 (the "Expiration Date"), subject to extension by us, in which event the Expiration Date will be the time and date to which the Exchange Offer has been extended. We will notify Attkisson, Carter & Company, the Exchange Agent for the Exchange Offer, of any extension by oral or written notice, and will make a public announcement thereof by press release, in each case prior to 9:00 a.m., Atlanta, Georgia time, on the next business day after the previously scheduled Expiration Date (or at such earlier date and time as we may determine).

We  reserve  the  right  to:

- delay accepting any Series A Preferred shares and Original Warrants for exchange or to extend or terminate the Exchange Offer and not accept for exchange any Series A Preferred shares and Original Warrants by giving oral or written notice of such delay or termination to the Exchange Agent;

- reject all tendered Series A Preferred shares and Original Warrants and to explore other solutions if any of the conditions set forth below under the caption "Are there any conditions to the Exchange Offer?" are not met (including any Series A Preferred shares and Original Warrants tendered by an individual or entity which does not qualify as an "accredited investor" for purposes of the securities laws exemption condition discussed below); or

- amend the terms of the Exchange Offer in any manner, including altering the Series A Preferred conversion ratio or otherwise changing the consideration offered in exchange for the Series A Preferred shares or Original Warrants in the Exchange Offer (provided that any such changed consideration must be paid with regard to all Series A Preferred shares and Original Warrants accepted in the Exchange Offer).

If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Series A Preferred shares and Original Warrants of the amendment and, depending upon the significance of the amendment and the manner of disclosure to the holders of the Series A Preferred and Original Warrants, we will extend if necessary the Exchange Offer for a period of time to be determined in accordance with Rules 13e-4(d)(2) and 13e-4(e)(2) under the Exchange Act. These rules have been interpreted by the SEC as requiring that the minimum period during which the Exchange Offer must remain open following an announcement of a material change in the terms of the Exchange

Offer or information concerning the Exchange Offer (other than a change in price, a change in the amount of securities sought, or a change in certain fees) will depend on the facts and circumstances, including the relative materiality of such change or information.

If a material change in the Exchange Offer relates to a change in the exchange ratio, Rule 13e-4(f)(1) requires the Exchange Offer to remain open for a period of not less than ten business days following the announcement of any such change if the Exchange Offer would otherwise expire within such ten business-day period. For purposes of the Exchange Offer, "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Atlanta, Georgia time. The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption "Are there any conditions to the Exchange Offer?"

ARE  THERE  ANY  CONDITIONS  TO  THE  EXCHANGE  OFFER?

We will not be required to accept for exchange, or issue Common Stock or New Warrants in exchange for, any Series A Preferred shares and Original Warrants tendered. We may terminate or amend the Exchange Offer as provided in this Offering Memorandum or in the Letter of Transmittal, or may postpone (subject to the requirements of the Exchange Act for prompt exchange or return of the Series A Preferred shares and the Original Warrants) the acceptance for exchange of, and exchange of, the Series A Preferred shares and Original Warrants tendered at any time on or after the date of this Offering Memorandum and before acceptance for exchange or exchange of any Series A Preferred and Original Warrants.


     Securities  Laws  Exemption  Condition

Notwithstanding any other provision of the Exchange Offer, and in addition to (and not in limitation of) our rights to extend or amend the Exchange Offer, we will not be required to accept any Series A Preferred shares and Original Warrants tendered for exchange, and we may terminate or amend the Exchange Offer, or postpone our acceptance and cancellation of any Series A Preferred shares and Original Warrants tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time before the Expiration Date, we determine that we are unable to rely on the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and related registration exemptions under any other applicable state securities laws, with respect to any such securities. One of the requirements of this exemption is that no more than 35 "non-accredited" investors participate in the Exchange Offering. A non-accredited investor is any person or entity that does not meet certain categories qualifying such person as an "accredited investor" pursuant to the definition of such term contained in Rule 501 of Regulation D. Categories qualifying a person or entity as an accredited investor include, without limitation, any director or executive officer of the company; any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and any entity in which all of the equity owners are accredited investors. Although less than 35 non-accredited investors participated in the previous private offerings of "capital units" consisting of shares of Series A Preferred shares and Original Warrants, circumstances may have occurred since that time that have increased the number of non-accredited investors who hold such securities. Accordingly, we need to verify the present "accredited" or "non-accredited" status of each holder of Series A Preferred shares who wishes to participate in the Exchange Offering. In order to do so, we are requiring (as described above) that the new Investor Questionnaire included as Annex K to
                                                                      -------
this Offering Memorandum be completed and returned to the Exchange Agent, together with the properly completed Letter of Transmittal and other required materials, as a condition to each holder's participation in this Exchange Offering.

     General  Conditions

Notwithstanding any other provision of the Exchange Offer and in addition to (and not in limitation of) our rights to extend or amend the Exchange Offer, we will not be required to accept any Series A Preferred shares and Original Warrants tendered for exchange, and we may terminate or amend the Exchange Offer, or postpone our acceptance and cancellation of any Series A Preferred shares and Original Warrants tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time before the Expiration Date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of the event makes it inadvisable for us to proceed with the Exchange Offer or to accept and cancel Series A Preferred shares and Original Warrants tendered for exchange:

     (1) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly:

          (a) challenges the making of the Exchange Offer, the acquisition of some or all of the tendered Series A Preferred shares and Original Warrants pursuant to the Exchange Offer, or the issuance of Common Stock and New Warrants pursuant to the Exchange Offer, or

          (b) otherwise relates in any manner to the Exchange Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiary, or

          (c) otherwise materially impairs in any way the contemplated future conduct of our business or the business of our subsidiary or materially impairs the benefits that we believe we will receive from the Exchange Offer;

     (2) any action is threatened, pending or taken, or any approval is withheld, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or us or our subsidiary, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

          (a) make the acceptance for exchange of, or issuance of Common Stock and New Warrants for, some or all of the Series A Preferred shares and Original Warrants illegal or otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relates in any manner to the Exchange Offer;

          (b) delay or restrict our ability, or render us unable, to accept for exchange, or to issue Common Stock and New Warrants for, some or all of the tendered Series A Preferred shares and Original Warrants;

          (c) materially impair the benefits that we believe we will receive from the Exchange offer; or

          (d) materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiary, or otherwise materially impair in any way the contemplated future conduct of our business or the business of our subsidiary;

     (3) any general suspension of trading in, or limitation on prices for, securities in the over-the-counter market on which our Common Stock trades; or

     (4) any change which occurs in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or in that of our subsidiary that, in our reasonable judgment, is or may be material to us or our subsidiary or materially impairs or may materially impair the benefits that we believe we will receive from the Exchange Offer.

The foregoing Securities Laws Exemption Condition and the General Conditions are for our benefit. We may assert any of the above conditions in our sole discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time, prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Exchange Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in the foregoing conditions will be final and binding upon all parties concerned.

WHAT IF I DO NOT EXCHANGE MY SERIES A PREFERRED SHARES AND ORIGINAL WARRANTS FOR COMMON STOCK AND A NEW WARRANT?

If you do not exchange your shares of Series A Preferred shares for shares of Common Stock and your Original Warrants for New Warrants, then you will not receive Common Stock nor will you receive a New Warrant with a lower exercise price. In addition, you will continue to hold shares of Series A Preferred and Original Warrants and the terms and rights of such securities (including your Series A Preferred dividend rights and your right to convert Series A Preferred stock into Common Stock on a share-for-share basis at any time) will not be changed or otherwise affected by this Exchange Offer. For a detailed description of the terms and rights of the Common Stock and the Original Warrants, please refer to the company's "Description of Capital Stock" attached as Annex A to
                                                                      -------
this  Offering  Memorandum.

The success of the Exchange Offer is very important to us. If less than 100% of the Series A Preferred shares and Original Warrants are tendered for exchange, then the ongoing accretion of the Series A Preferred dividend, which we presently do not expect to pay in cash, will continue to dilute the interests of holders of our Common Stock and may be expected to hamper our ability to raise additional capital, as may be required from time to time, in order to execute our business plan. Additionally, if less than 100% of the Series A Preferred shares and Original Warrants are tendered for exchange, we may fail to close the contemplated transaction with the New Investor. Our present intention is to accept all Series A Preferred shares and Original Warrants tendered pursuant to the Exchange Offer, regardless of whether or not 100% of the outstanding Series A Preferred shares and Original Warrants are tendered.

WILL  I  PAY  BROKERAGE  COMMISSIONS  IN  THE  EXCHANGE  OFFER?

You will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Preferred shares and Original Warrants pursuant to the Exchange Offer. If, however, shares of Common Stock issued pursuant to the Exchange Offer or substitute certificates evidencing shares of Series A Preferred not exchanged are to be delivered to, or are to be issued in the name of, any person other than the registered Series A Preferred holder, or if tendered Series A Preferred shares are recorded in the name of any person other than the person signing the Letter of Transmittal, then the amount of any transfer taxes (whether imposed on the registered Series A Preferred holder or any other person) will be payable by the tendering Series A Preferred holder.

WHEN WILL SERIES A PREFERRED SHARES AND ORIGINAL WARRANTS BE ACCEPTED FOR EXCHANGE, AND WHEN WILL SHARES OF COMMON STOCK AND NEW WARRANT AGREEMENTS BE DELIVERED?

Upon the satisfaction or waiver of all of the conditions of the Exchange Offer, we will accept all Series A Preferred shares and Original Warrants properly tendered and not withdrawn prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date. We will deliver or cause the Exchange Agent to deliver shares of Common Stock and New Warrant agreements issued pursuant to the Exchange Offer promptly after the Expiration Date.

For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered and not withdrawn Series A Preferred shares and Original Warrants when and if we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Series A Preferred shares and Original Warrants for the purposes of receiving the Common Stock and New Warrants pursuant to the Exchange Offer from us. Under no circumstances will interest be paid by us by reason of any delay in delivering such Common Stock and New Warrants.

If any tendered Series A Preferred shares and Original Warrants are not accepted for exchange because of an invalid tender, or due to the occurrence of certain other events set forth in this Offering Memorandum or otherwise, certificates and agreements for any such unaccepted Series A Preferred shares and Original Warrants will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

WHAT ARE MY RIGHTS TO WITHDRAW MY TENDER OF SERIES A PREFERRED SHARES AND ORIGINAL WARRANTS?

You may withdraw your tender of Series A Preferred shares and Original Warrants, in whole but not in part, at any time prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date, by delivery of a written notice of withdrawal to the Exchange Agent.

To be effective, a written notice of withdrawal (sent by hand delivery, overnight courier, mail or facsimile transmission) must:

     - be timely received by the Exchange Agent at the address set forth herein;

     - specify the name of the person having tendered the Series A Preferred shares and Original Warrants to be withdrawn;

     - indicate the certificate number or numbers of the Series A Preferred shares and the issuance date and the exercise price of, and the number of Common Stock underlying, the Original Warrant agreement or agreements to which the withdrawal relates;

     -    specify  that  ALL  of  such shares of Series A Preferred and Original
          Warrants  tendered  by  such  holder  are  to  be  withdrawn;  and

     - either be (i) signed by the holder in the same manner as the original signature on the Letter of Transmittal (including a guarantee of signature, if required) or (ii) accompanied by evidence satisfactory to us that the holder withdrawing such tender has succeeded to registered ownership of such Series A Preferred shares and Original Warrants.

Withdrawals of tenders of Series A Preferred shares and Original Warrants may not be rescinded, and any Series A Preferred shares and Original Warrants withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Of course, you may re-tender any withdrawn Series A Preferred shares and Original Warrants by again following one of the tender procedures described in this Offering Memorandum at any time prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by us and our determination will be final and binding. Neither we, the Exchange Agent nor any other person will be under any duty to give you any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

HOW WILL THE COMPANY ACCOUNT FOR THE EXCHANGE OFFER, AND IF IT IS CONSUMMATED, THE TRANSACTION WITH THE NEW INVESTOR?

The exchange of Common Stock for Preferred Stock will be treated in accordance with the terms of the Series A Preferred conversion feature. Each share of Series A Preferred will be exchanged for one share of Common Stock. The par value of the Series A Preferred stock converted will be charged at $.01 per share with the balance charged to additional paid in capital. The par value of the Common Stock issued will be credited at $.01 per share with the balance credited to additional paid in capital.

The  Exchange  Offer  may  help  us  satisfy  the  conditions  to closing of the contemplated transaction described elsewhere herein (see "Transactions and Arrangements Concerning Our Securities") with the New Investor. This purchase of Common Stock, as described more fully in the Stock Purchase Agreement dated February 26, 2003 between the company and Marshall Investments, L.P., which is attached as Annex C to this Offering Memorandum, requires the issuance of
              --------
1,200,000 shares of the Company's Common Stock in exchange for $1,080,000. The par value of the Common Stock issued will be credited at $.01 per share with the balance credited to additional paid in capital.

WHO  IS  THE  EXCHANGE  AGENT?

Attkisson, Carter & Company, a registered broker-dealer which we have engaged to act as Dealer Manager with respect to the Exchange Offer, also has been appointed by us as Exchange Agent for the Exchange Offer. All correspondence in connection with tendering and withdrawal procedures relating to the Exchange Offer, the Letter of Transmittal and the Investor Questionnaire should be addressed to the Exchange Agent, as follows:



                           ATTKISSON, CARTER & COMPANY
                                 ATTN: TIM TERRY
                             3060 PEACHTREE ROAD, NW
                                   SUITE 1400
                                ATLANTA, GA 30305
                                TEL: 404.364.2057
                                FAX: 404.364.2079

WILL THE COMPANY PAY SOLICITING FEES OR REIMBURSE ANY EXPENSES IN THE EXCHANGE OFFER?

In connection with this Exchange Offer, we have retained Attkisson, Carter & Company to act as both Dealer Manager and as Exchange Agent. As payment for the services to be rendered by Attkisson, Carter & Company, we have agreed to amend certain of the existing warrants to purchase our Common Stock previously issued to Attkisson, Carter & Company and certain of its employees in partial payment for services rendered as placement agent in connection with the first two private placements of the Series A Preferred and the Original Warrants. The amended warrants will be identical to the previously issued warrants, except that the exercise price will be lowered to $1.75 per share and the amended warrants will terminate on the earlier of three years from the date of issuance or 30 days after we notify the holders that the closing price of our Common Stock has equaled or exceeded $5.00 per share for 20 consecutive trading days (i.e., the same terms as the New Warrants to be issued in the Exchange Offer). The total number of shares of our Common Stock underlying warrants to be so amended is 126,874.

Additionally, we will reimburse Attkisson, Carter & Company for its reasonable and customary out-of-pocket expenses in connection with the Exchange Offer. In its capacity as Dealer Manager, Attkisson, Carter & Company may contact holders of Series A Preferred shares and Original Warrants regarding this Exchange Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Exchange Offer and related materials to beneficial owners of Series A Preferred shares and Original Warrants.

Any Holder that has questions concerning the terms of this Exchange Offer may contact the Dealer Manager/Exchange Agent at its address and telephone number set forth above. Questions and requests for assistance or additional copies of this Exchange Offer or the Letter of Transmittal may also be directed to the Dealer Manager/Exchange Agent at the same address and telephone number.

Letters of Transmittal, Investor Questionnaires and all correspondence, as well as any questions concerning tender procedures in connection with this Exchange Offer, should be directed, sent or delivered by each holder of Series A Preferred shares and Original Warrants, or by a beneficial owner's broker, dealer, commercial bank, trust company or other nominee, to the Dealer Manager/Exchange Agent at the same address or using the same telephone and facsimile numbers set forth above.

WHAT  ARE  THE  COMPANY'S  EXPECTED  EXPENSES  OF  THE  EXCHANGE  OFFER?

In addition to the compensatory arrangement described above for the Dealer Manager/Exchange Agent, the cash expenses we expect to incur in connection with the Exchange Offer are estimated in the aggregate to be approximately $43,000, which includes the out-of-pocket expenses (but not the other compensation) of the Dealer Manager/Exchange Agent, as well as printing, accounting and legal fees and miscellaneous expenses.

PRICE  RANGES  OF  SERIES A PREFERRED SHARES, ORIGINAL WARRANTS AND COMMON STOCK

SERIES  A  PREFERRED  AND  ORIGINAL  WARRANTS

There is no established trading market for the Series A Preferred shares or the Original Warrants.

COMMON  STOCK

Our Common Stock, into which the Series A Preferred shares are convertible and for which the Original Warrants are (and the new Warrants will be) exercisable, is quoted on the OTC Bulletin Board under the symbol "EBDC." The following table sets forth, for the periods indicated, the high and low bid prices per share of Common Stock as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                                   HIGH    LOW
                                                                  ------  ------

     2003
     ----
     First Quarter. . . . . . . . . . . . . . . . . . . . . . . . $ 1.45  $ 1.10


     2002
     ----
     First Quarter. . . . . . . . . . . . . . . . . . . . . . . . $ 2.75  $ 1.60
     Second Quarter . . . . . . . . . . . . . . . . . . . . . . . $ 2.24  $ 1.53
     Third Quarter. . . . . . . . . . . . . . . . . . . . . . . . $ 1.95  $ 1.40
     Fourth quarter . . . . . . . . . . . . . . . . . . . . . . . $ 1.67  $ 1.04

     2001
     ----
     First quarter. . . . . . . . . . . . . . . . . . . . . . . . $ 2.81  $ 1.44
     Second quarter . . . . . . . . . . . . . . . . . . . . . . . $ 3.55  $ 2.62
     Third quarter. . . . . . . . . . . . . . . . . . . . . . . . $ 4.62  $ 3.05
     Fourth quarter . . . . . . . . . . . . . . . . . . . . . . . $ 3.70  $ 1.55


On May 12, 2003, the most recent practicable date for which we were able to obtain quotations prior to the publication of this Offering Memorandum, the closing bid price per share for our Common Stock on the OTC Bulletin Board was $1.50 and the last reported sale price was $1.55.

You  are  urged  to  obtain  current  market quotations for shares of our Common
Stock.

HISTORICAL  FINANCIAL  STATEMENTS

AUDITED  STATEMENTS  FOR  FISCAL  YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31,
2001

Please refer to the sections of our Annual Report on Form 10-KSB for the year ended December 31, 2002 (attached as Annex E hereto) entitled "Management's
                                          -------
Discussion and Analysis of Financial Condition and Results of Operations" (pages 15 through 28) and "Consolidated Financial Report - Years Ended December 31, 2002 and 2001" (pages F-1 through F-27), for a presentation of our audited financial statements and notes and management's related analysis for such periods. Such information is incorporated herein by reference to such attached materials.


UNAUDITED  STATEMENTS  FOR  QUARTER  ENDED  MARCH  31,  2003

Please refer to the sections of our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2003 (attached as Annex F hereto) entitled
                                                        -------
"Consolidated Financial Statements" and "Notes to Consolidated Financial Statements" (pages 2 through 10) and "Management's Discussion and Analysis or Plan of Operation" (pages 11 through 16), for a presentation of our unaudited financial statements and notes and management's related analysis for such period. Such information is incorporated herein by reference to such attached materials.

UNAUDITED  HISTORICAL  AND  PRO  FORMA  CONDENSED  FINANCIAL  STATEMENTS

INTRODUCTION

The accompanying unaudited historical and pro forma condensed consolidated financial statements are presented to reflect the exchange of one share of Common Stock for each outstanding share of Series A Preferred stock and a New Warrant for each Original Warrant. These unaudited pro forma condensed consolidated financial statements also include adjustments to show the effects of the consummation of the anticipated transaction with the New Investor. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, as well as in conjunction with our historical consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2003 (attached as Annex F hereto) and our Form 10-KSB for the year ended December 31,
             -------
2002  (a copy of which is attached to this Offering Memorandum as Annex E), both
                                                                  -------
of  which  have  been  filed  with  the  SEC.

The unaudited pro forma condensed consolidated balance sheets at March 31, 2003 and December 31, 2002 have been prepared as if the Exchange Offer and the transaction with the New Investor were effective on such dates. The unaudited pro forma condensed consolidated statement of operations for the quarter ended March 31, 2003 has been prepared as if the Exchange Offer and the transaction with the New Investor were effective on January 1, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 has been prepared as if the Exchange Offer and the transaction with the New Investor were effective on January 1, 2002.

HISTORICAL  AND  PRO  FORMA  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS

                     EBANK FINANCIAL SERVICES, INC. AND SUBSIDIARY ACTUAL AND PRO
                              FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                             (UNAUDITED)


                                                            CONVERSION OF
                                                ACTUAL        PREFERRED                   PRO FORMA
                                               MARCH 31,        STOCK       INVESTOR      MARCH 31,
                                                 2003         TO COMMON   TRANSACTION       2003
                                            ---------------  -----------  ------------  -------------

                 ASSETS
------------------------------------------
Cash and due from banks                     $      610,785   $        0   $     3,329D  $    614,114
Federal funds sold                               2,285,785            0     1,080,000B     3,365,785
Interest-bearing deposits in banks               1,605,000            0              0     1,605,000
                                            ---------------  -----------  ------------  -------------
      Cash and cash equivalents                  4,501,570            0      1,083,329     5,584,899
Securities held-to-maturity                     14,040,239            0              0    14,040,239
Other securities                                   510,000            0              0       510,000
Mortgage loans held for sale                             0            0              0             0
Loans                                           76,559,405            0              0    76,559,405
Less allowance for loan losses                    (871,370)           0              0      (871,370)
                                            ---------------  -----------  ------------  -------------
      Loans, net                                75,688,035            0              0    75,688,035
Premises and equipment                             608,686            0              0       608,686
Accrued interest receivable and other
 assets                                          1,926,481            0              0     1,926,481
                                            ---------------  -----------  ------------  -------------
      Total assets                          $   97,275,011   $        0   $  1,083,329  $ 98,358,340
                                            ===============  ===========  ============  =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------
Deposits:
   Noninterest-bearing                      $    4,855,477   $        0   $          0  $  4,855,477
   Interest-bearing                             75,906,866            0              0    75,906,866
                                            ---------------  -----------  ------------  -------------
      Total deposits                            80,762,343            0              0    80,762,343
Other borrowings                                 9,250,000            0              0     9,250,000
Accrued interest payable and other
 liabilities                                       418,497      43,000A        39,000B       500,497
                                            ---------------  -----------  ------------  -------------
      Total liabilities                         90,430,840       43,000         39,000    90,512,840
                                            ---------------  -----------  ------------  -------------

COMMITMENTS

STOCKHOLDERS' EQUITY
Series A preferred stock, par value $.01;
   8% cumulative; convertible; 10,000,000
   shares authorized; 2,410,000 issued and
   outstanding                                      24,100    (24,100)A              0             0
Common stock, par value $.01;
   10,000,000 shares authorized;
   2,060,639 issued and outstanding                 20,607      24,100A        12,000B        56,707
Capital surplus                                 19,173,150    (43,000)A     1,032,329B    20,162,479
Accumulated deficit                            (12,283,686)           0              0   (12,283,686)
Accumulated other comprehensive loss               (90,000)           0              0       (90,000)
                                            ---------------  -----------  ------------  -------------
     Total stockholders' equity                  6,844,171      (43,000)     1,044,329     7,845,500
                                            ---------------  -----------  ------------  -------------
     Total liabilities and stockholders'
      equity                                $   97,275,011   $        0   $  1,083,329  $ 98,358,340
                                            ===============  ===========  ============  =============
Fully diluted book value per share of
 Common Stock                               $         1.53                             $        1.38

See accompanying notes to pro forma condensed consolidated financial statements.

                     EBANK FINANCIAL SERVICES, INC. AND SUBSIDIARY ACTUAL AND PRO
                              FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                              (UNAUDITED)


                                                            CONVERSION OF
                                                ACTUAL        PREFERRED                   PRO FORMA
                                             DECEMBER 31,     STOCK TO      INVESTOR     DECEMBER 31,
                                                 2002          COMMON     TRANSACTION        2002
                                            ---------------  -----------  ------------  --------------

              ASSETS
------------------------------------------
Cash and due from banks                     $      891,528   $        0   $    13,500D  $     905,028
Federal funds fold                               5,114,000            0     1,080,000B      6,194,000
Interest-bearing deposits in banks                 627,912            0              0        627,912
                                            ---------------  -----------  ------------  --------------
      Cash and cash equivalents                  6,633,440            0      1,093,500      7,726,940
Securities held-to-maturity                     13,638,045            0              0     13,638,045
Other securities                                   510,000            0              0        510,000
Mortgage loans held for sale                     7,820,139            0              0      7,820,139
Loans                                           70,524,884            0              0     70,524,884
Less allowance for loan losses                    (963,301)           0              0       (963,301)
                                            ---------------  -----------  ------------  --------------
      Loans, net                                69,561,583            0              0     69,561,583
Premises and equipment                             630,627            0              0        630,627
Accrued interest receivable and other
   assets                                        2,623,476            0              0      2,623,476
                                            ---------------  -----------  ------------  --------------
      Total assets                          $  101,417,310   $        0   $  1,093,500  $ 102,510,810
                                            ===============  ===========  ============  ==============

   LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------
Deposits:
   Noninterest-bearing                      $    5,010,384   $        0   $          0  $   5,010,384
   Interest-bearing                             79,567,803            0              0     79,567,803
                                            ---------------  -----------  ------------  --------------
      Total Deposits                            84,578,187            0              0     84,578,187
Other borrowings                                 9,280,053            0              0      9,280,053
Accrued interest payable and other
    liabilities                                  1,028,850      43,000A        39,000B      1,110,850
                                            ---------------  -----------  ------------  --------------
      Total liabilities                         94,887,090       43,000         39,000     94,969,090
                                            ---------------  -----------  ------------  --------------

COMMITMENTS

STOCKHOLDERS' EQUITY
Series A preferred stock, par value  $.01;
   8% cumulative; convertible; 10,000,000
   shares authorized; 2,410,000 issued and
   outstanding                                      24,100    (24,100)A              0              0
Common stock, par value $.01;
   10,000,000 shares authorized;
   1,728,223 issued and outstanding                 17,282      24,100A        12,000B         53,382
Capital surplus                                 19,176,474    (43,000)A     1,042,500B     20,175,974
Accumulated deficit                            (12,597,636)           0              0    (12,597,636)
Accumulated other comprehensive loss               (90,000)           0              0        (90,000)
                                            ---------------  -----------  ------------  --------------
     Total stockholders' equity                  6,530,220      (43,000)     1,054,500      7,541,720
                                            ---------------  -----------  ------------  --------------
     Total liabilities and stockholders'
     equity                                 $  101,417,310   $        0   $  1,093,500  $ 102,510,810
                                            ===============  ===========  ============  ==============
     Fully diluted book value per share of
     Common Stock                           $         1.58                              $        1.41

See accompanying notes to pro forma condensed consolidated financial statements.

                    EBANK FINANCIAL SERVICES, INC. AND SUBSIDIARY ACTUAL AND PRO
     FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2003
                                            (UNAUDITED)


                                                     CONVERSION OF
                                    ACTUAL MARCH    PREFERRED STOCK     INVESTOR       PRO FORMA
                                      31, 2003         TO COMMON      TRANSACTION   MARCH 31, 2003
                                   ---------------  ----------------  ------------  ---------------
INTEREST INCOME:
   Loans                           $    1,298,683   $              0  $          0  $     1,298,683
   Taxable securities                     215,988                  0             0          215,988
   Federal funds sold                      20,382                  0        3,329D           23,711
   Interest-bearing deposits                2,998                  0             0            2,998
                                   ---------------  ----------------  ------------  ---------------
     Total interest income              1,538,051                  0         3,329        1,541,380
                                   ---------------  ----------------  ------------  ---------------

INTEREST EXPENSE:
  Deposits                                533,065                  0             0          533,065
  Other borrowings                         84,520                  0             0           84,520
                                   ---------------  ----------------  ------------  ---------------
     Total interest expense               617,585                  0             0          617,585
                                   ---------------  ----------------  ------------  ---------------

     Net interest income                  920,466                  0         3,329          923,795
PROVISION FOR LOAN LOSSES                 103,000                  0             0          103,000
                                   ---------------  ----------------  ------------  ---------------
     Net interest income after
       provision for loan losses          817,466                  0         3,329          820,795
                                   ---------------  ----------------  ------------  ---------------

OTHER INCOME:
   Service charges and other fees          31,654                  0             0           31,654
   Mortgage fee income                    759,675                  0             0          759,675
                                   ---------------  ----------------  ------------  ---------------
     Total other income                   791,329                  0             0          791,329
                                   ---------------  ----------------  ------------  ---------------

OTHER EXPENSE:
   Salaries and employee benefits         985,703                  0             0          985,703
   Equipment and occupancy
      expenses                            174,337                  0             0          174,337
   Professional and other outside
       services                            20,203                  0             0           20,203
   Other operating expenses               114,601                  0             0          114,601
                                   ---------------  ----------------  ------------  ---------------
     Total other expenses               1,294,844                  0             0        1,294,844
                                   ---------------  ----------------  ------------  ---------------

     NET EARNINGS                         313,951                  0         3,329          317,280

Undeclared preferred stock
     dividends arising during the
     quarter                             (118,849)          118,849C             0                0
                                   ---------------  ----------------  ------------  ---------------

     Net earnings attributable to
        common stockholders        $      195,102   $        118,849  $      3,329  $       317,280
                                   ===============  ================  ============  ===============

Basic and diluted earnings per
     common share                  $         0.11   $           0.05  $       0.00  $          0.06
                                   ===============  ================  ============  ===============

Weighted average outstanding
     common stock                       1,754,078          2,410,000     1,200,000        5,364,078

See accompanying notes to pro forma condensed consolidated financial statements.

   EBANK FINANCIAL SERVICES, INC. AND SUBSIDIARY ACTUAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                             OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002
                                               (UNAUDITED)


                                                            CONVERSION OF
                                                 ACTUAL       PREFERRED                   PRO FORMA
                                              DECEMBER 31,     STOCK TO     INVESTOR     DECEMBER 31,
                                                  2002          COMMON    TRANSACTION        2002
                                             ---------------  ----------  ------------  --------------
INTEREST INCOME:
   Loans                                     $    5,818,491   $        0  $          0  $   5,818,491
   Taxable securities                               737,512            0             0        737,512
   Federal funds sold                                48,613            0       13,500D         62,113
                                             ---------------  ----------  ------------  --------------
     Total interest income                        6,604,616            0        13,500      6,618,116
                                             ---------------  ----------  ------------  --------------

INTEREST EXPENSE:
   Deposits                                       2,337,255            0             0      2,337,255
   Other borrowings                                 366,424            0             0        366,424
                                             ---------------  ----------  ------------  --------------
     Total interest expense                       2,703,679            0             0      2,703,679
                                             ---------------  ----------  ------------  --------------

     Net interest income                          3,900,937            0        13,500      3,914,487
PROVISION FOR LOAN LOSSES                           321,719            0             0        321,719
                                             ---------------  ----------  ------------  --------------
    Net interest income after provision for
        loan losses                               3,579,218            0        13,500      3,592,718
                                             ---------------  ----------  ------------  --------------

OTHER INCOME:
   Gain on sale of Peachtree Capital
      Corporation                                    68,825            0             0         68,825
   Brokerage fees                                   806,479            0             0        806,479
   Service charges and other fees                    93,163            0             0         93,163
   Mortgage fee income                            2,703,991            0             0      2,703,991
                                             ---------------  ----------  ------------  --------------
     Total other income                           3,672,458            0             0      3,672,458
                                             ---------------  ----------  ------------  --------------

OTHER EXPENSE:
   Salaries and employee benefits                 3,951,283            0             0      3,951,283
   Equipment and occupancy expenses               1,846,511            0             0      1,846,511
   Professional and other outside services        1,876,875            0             0      1,876,875
   Other operating expenses                         566,684            0             0        566,684
                                             ---------------  ----------  ------------  --------------
     Total other expenses                         8,241,353            0             0      8,241,353
                                             ---------------  ----------  ------------  --------------

   NET LOSS                                        (989,677)           0        13,500       (976,177)

Undeclared preferred stock dividends
    arising during the year                        (483,138)    483,138C             0              0
                                             ---------------  ----------  ------------  --------------

    Net loss attributable to common
        stockholders                         $   (1,472,815)  $  483,138  $     13,500  $    (976,177)
                                             ===============  ==========  ============  ==============

Basic and diluted loss per common share      $        (0.89)  $     0.20  $       0.01  $       (0.19)
                                             ===============  ==========  ============  ==============


Weighted average outstanding common
      stock                                       1,663,207    2,410,000     1,200,000      5,273,207

See accompanying notes to pro forma condensed consolidated financial statements.

CERTAIN  PRO  FORMA  EFFECTS  OF  THE  EXCHANGE  OFFER


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


A. To record the exchange of all 2,410,000 shares of Series A Preferred stock for 2,410,000 shares of the Company's Common Stock and the estimated related offering costs of this Exchange Offer of $43,000 as if the exchange occurred on the balance sheet date.

B. To record the gross proceeds from the New Investor of $1,080,000 for 1,200,000 shares of the Company's Common Stock and to record the estimated offering costs of $39,000 from issuance of these new shares as if those shares were issued on the balance sheet date.

C. To remove the effect of the cumulative dividends "earned" during the period to show the effect as if the Exchange Offer had occurred as of the first day of the period presented.

D. To reflect the estimated investment income that would have been earned during the period on the net proceeds received from the New Investor to show the effect as if those net proceeds had been received as of the first day of the period and invested to earn at a weighted average federal funds rate assumed to be 1.25%.

CERTAIN  FEDERAL  INCOME  TAX  CONSIDERATIONS

The following discussion summarizes certain United States ("U.S.") federal income tax consequences to holders of Series A Preferred shares and Original Warrants who exchange their shares of Series A Preferred for shares of Common Stock and their Original Warrants for New Warrants pursuant to the Exchange Offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address non-U.S. or state or local tax considerations.

The summary of U.S. federal income tax consequences below is for general information only and is not intended (nor should it be construed) as individual tax advice for any holder of Series A Preferred shares and Original Warrants. This discussion is not a substitute for an individual analysis of the tax consequences of the exchange to any holder of Series A Preferred shares and Original Warrants. Each holder of Series A Preferred shares and Original
Warrants should consult his or her own tax advisor regarding the particular federal, state, local and non-U.S. tax consequences of the exchange in light of such holder's own situation.

     Exchange  of  Series  A  Preferred  shares  for  Common  Stock
      --------------------------------------------------------------

The exchange of shares of Series A Preferred for shares of Common Stock will qualify as a reorganization under section 368(a)(1)(E) of the Code. Accordingly, the following U.S. federal income tax consequences will occur:

     -    we  will not recognize gain or loss as a result of the Exchange Offer;

     - you will not recognize gain or loss upon the receipt of shares of Common Stock solely in exchange for the face amount of your shares of Series A Preferred pursuant to the Exchange Offer. However, because you will be surrendering shares of Series A Preferred stock that have accrued but unpaid dividends at the time of the exchange, you will be treated as having received a distribution on the Series A Preferred to the extent that you are treated as having received shares of Common Stock on account of such accrued but unpaid dividends. The value of the shares of Common Stock that you receive pursuant to the Exchange Offer will be treated as having been received for accrued and unpaid dividends only to the extent of the lesser of (i) the total dollar amount of accrued and unpaid dividends on the Series A Preferred shares that you surrender in the exchange or (ii) the excess of the aggregate fair market value of all of the shares of Common Stock received by you pursuant to the Exchange Offer over the aggregate issue price of all of the shares of Series A Preferred that you surrender in the exchange. Any such portion of the value of the

          Common Stock which you receive that is treated as a distribution for accrued dividends as described above will be treated as a taxable dividend (to the extent of our accumulated or current earnings and profits, if any), then as a tax-free return of capital to the extent of your basis in your shares of Series A Preferred, and thereafter as capital gain;

     - the aggregate tax basis of the shares of Common Stock received by you in exchange for your shares of Series A Preferred will be the same as the aggregate tax basis of the shares of Series A Preferred surrendered in exchange therefore, increased by any taxable gain which you are required to recognize (as described above) for accrued and unpaid dividends on the shares of Series A Preferred, or otherwise, and reduced by any amounts that are treated as a tax-free return of capital as described above; and

     - the holding period of the shares of Common Stock received by you in exchange for your shares of Series A Preferred will include the holding period of the shares of Series A Preferred surrendered, provided that such shares of Series A Preferred are held as capital assets at the effective time of the exchange.

     Exchange  of  Original  Warrants  for  New  Warrants
     ----------------------------------------------------

Holders who exchange Original Warrants for New Warrants should not be required to recognize any gain or loss for U.S. income tax purposes at the time of the exchange. Upon your exercise of any New Warrants acquired in the exchange, your basis in the shares of Common Stock received will equal the value of the money (and any other property) that you transfer to the company in payment of the warrant exercise price per share, and your holding period (for purposes of calculating whether you will recognize long-term or short-term capital gain upon the disposition of such shares) will begin to run on the date that you exercise the warrant.

INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS OF OUR SECURITIES

Our directors and executive officers and their positions and offices as of May 12, 2003 are as follows:

James L. Box . . . . . . . . . .  President and Chief Executive Officer and Director
Gary M. Bremer . . . . . . . . .  Director
Wayne W. Byers . . . . . . . . .  Senior Vice President and Chief Financial Officer
Gregory J. Corona. . . . . . . .  Director
Michael J. Curasi. . . . . . . .  Senior Vice President and Senior Credit Officer
Walter Drakeford . . . . . . . .  Director
Terry L. Ferrero . . . . . . . .  Director
Stephen R. Gross . . . . . . . .  Director
Richard D. Jackson . . . . . . .  Chairman of the Board and Director
Don B. Stout . . . . . . . . . .  Director

For purposes of this Exchange Offer, the business address and business telephone number for each of our directors and executive officers is 2410 Paces Ferry Road, Suite 190, Atlanta Georgia 30339, telephone (770) 863-9225. All of our directors and executive officers are citizens of the United States. For additional information concerning the principal occupations and business experience of our directors and executive officers, please refer to the sections entitled "Nominees for Directorships" and "Other Directors and Executive Officers" on pages 2 and 3 of our Proxy Statement for our 2003 Annual Meeting of Shareholders, a copy of which is attached as Annex D to this Offering Memorandum
                                             -------
and which information is incorporated herein by reference. During the past five years, none of such persons (A) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (B) was a party to any judicial or administrative proceeding that resulted in (i) a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or (ii) a finding of any violation of federal or state securities laws.

For additional information concerning the beneficial ownership of our Common Stock by our directors and executive officers, and by beneficial owners of more than 5% of the outstanding shares of such stock, please refer to the sections entitled "Security Ownership of Certain Beneficial Owners and Management" on pages 8 and 9 of our

Proxy Statement for our 2003 Annual Meeting of Shareholders, a copy of which is attached as Annex D to this Offering Memorandum and which information is
              -------
incorporated  herein  by  reference.

Except as provided in the table below, to our knowledge after making reasonable inquiry, none of our executive officers, directors or persons who might be deemed to be "associates" of ours, or any associate or majority-owned subsidiary of such persons, own any of Series A Preferred shares or Original
Warrants:

                                                                              NUMBER OF      SHARES OF COMMON
                                                       SERIES A PREFERRED     SHARES OF      STOCK UNDERLYING
                                                             SHARES            COMMON      ORIGINAL WARRANT(S)
                                                          BENEFICIALLY          STOCK       BENEFICIALLY OWNED
                                         NUMBER OF         OWNED AS A        UNDERLYING     AS A PERCENTAGE OF
                                       SHARES SERIES      PERCENTAGE OF       ORIGINAL       TOTAL SHARES OF
                                        A PREFERRED      TOTAL SERIES A      WARRANT(S)        COMMON STOCK
                                        BENEFICIALLY    PREFERRED SHARES    BENEFICIALLY   UNDERLYING ORIGINAL
NAME OF BENEFICIAL OWNER                   OWNED           OUTSTANDING          OWNED           WARRANT(S)
-------------------------------------  --------------  -------------------  -------------  --------------------
Richard D. Jackson. . . . . . . . . .       80,000(1)                 3.3%      40,000(1)                  3.3%
Walter Drakeford. . . . . . . . . . .       80,000(2)                 3.3%      40,000(2)                  3.3%
Stephen R. Gross. . . . . . . . . . .         40,000                  1.7%        20,000                   1.6%
Terry L. Ferrero. . . . . . . . . . .         40,000                  1.7%        20,000                   1.6%
Don Stout . . . . . . . . . . . . . .       40,000(3)                 1.7%      20,000(3)                  1.6%
NBC Corp. Collateral Account,
FBO Ronald L. Attkisson(4). . . . . .        200,000                  8.3%       100,000                   8.2%
Billy R. Jones(5) . . . . . . . . . .        200,000                  8.3%       100,000                   8.2%
All directors and executive officers
as a group (10 persons) . . . . . . .        280,000                 11.6%       140,000                  11.5%

__________________
(1)  Mr. Jackson possesses sole voting and investment power with respect to 72,000 shares of Series A Preferred and  currently  exercisable  Original  Warrants  to purchase 36,000 shares of Common Stock.  Mr. Jackson shares voting  and investment power with respect to 8,000 shares of Series A Preferred stock and currently exercisable
Original  Warrants  to  purchase  4,000  shares  of  Common  Stock  held  by  Mr.  Jackson's  wife.

(2)  As  sole  trustee  for  two separate trusts, Mr. Drakeford possesses sole voting and investment power with respect  to  all of such shares, including  40,000 shares of Series A Preferred stock and currently exercisable
Original  Warrants  to  purchase  20,000  shares  of  Common  Stock in one trust, and 40,000 shares of Series A
Preferred  Stock  and  currently exercisable Original Warrants to purchase 20,000 shares of Common Stock in the other  trust.

(3)  Mr. Stout shares voting and investment power with respect to (i) 40,000 shares of Series A Preferred Stock and  (ii)  currently  exercisable Original Warrants to purchase 20,000 shares of Common Stock, which securities are  held  jointly  with  his  wife.

(4)  The  address  of  Ronald L. Attkisson is 4739 Paces Ferry Road, Atlanta, Georgia 30327. Excludes currently exercisable warrants to purchase 25,850 shares of Common Stock issued directly to Mr. Attkisson in his capacity as  an  employee  of Attkisson, Carter & Company, pursuant to the direction from Attkisson, Carter & Company to issue  certain  of  its employees a portion of the warrants which Attkisson, Carter & Company earned as part of its  fee  serving  as  private placement agent with respect to the original private placement of certain of the
Series  A  Preferred  shares.  See,  "Transactions  and  Arrangements  Concerning  Our  Securities."

(5)  The  address  of  Billy  R.  Jones  is  6001  Liveoak  Parkway,  Norcross,  Georgia  30093.

Our directors who are also holders of Series A Preferred shares and Original Warrants as listed in the table above will receive the Exchange Offer and will be eligible to tender their Series A Preferred and Original Warrants on the same basis as any other holder of such Series A Preferred shares and Original Warrants.

Based on our records and information provided to us by our officers, directors, associates and subsidiaries, neither we, nor any of our associates or subsidiary, nor, to our knowledge after making reasonable inquiry, any of our or our subsidiary's directors, executive officers or any associates or subsidiaries thereof, have effected any transactions in the Series A Preferred shares and Original Warrants during the 60 days before May 15, 2003.




TRANSACTIONS AND ARRANGEMENTS CONCERNING OUR SECURITIES

We entered into a stock purchase agreement dated as of February 26, 2003 (the "Stock Purchase Agreement") pursuant to which we agreed, subject to fulfillment of certain conditions described below, to sell 1,200,000 shares of our Common Stock in a private placement for an aggregate consideration of $1,080,000 to Marshall Investments, L.P., a Georgia limited partnership in which Michael P. Marshall, Sr. is the general partner (the "New Investor"). Pursuant to the Stock Purchase Agreement, we also agreed (subject to completion of the underlying stock purchase) to grant an option to the New Investor that would permit the New Investor to maintain ownership of up to 20% of our issued and outstanding Common Stock, which right expires July 1, 2006, subject to potential extension in conjunction with the term of any new options, warrants or rights to purchase Common Stock issued by us prior to July 1, 2006. The exercise price per share will be equal to the lesser of: (i) the book value per share as reported in our most recently filed Form 10-KSB prior to the date of exercise adjusted to reflect the results of the transactions contemplated by the Stock Purchase Agreement; provided, however, the exercise price per share calculated pursuant
            --------   -------
to this clause (i) will never be less than 85% of the average daily closing price of our Common Stock for the 20 trading days immediately prior to the date of any exercise of the option; or (ii) the most recent per share price of any sale by the company of our capital stock that occurs subsequent to the closing of the Stock Purchase Agreement (other than sales of stock pursuant to (A) the exercise of any warrants outstanding on February 26, 2003, (B) the exercise of any warrants issued in the Exchange Offer (including the New Warrants and the amended warrants we agreed to issue to Attkisson, Carter & Company as a portion of its compensation for acting as Dealer Manager with respect to the Exchange
Offer), or (C) the company's 1998 Stock Incentive Plan, as such plan may be amended from time to time). The exercise price for the option will also be adjusted in the event of any recapitalization such as a stock split or stock dividend.

The obligation of the New Investor to complete the purchase of shares under the Stock Purchase Agreement is conditioned upon, among other things, all of the outstanding Series A Preferred shares being retired and cancelled (pursuant to the Exchange Offer or otherwise), unless that condition is waived by the New Investor. In addition, the New Investor will be required to make a filing with the Office of Thrift Supervision, our subsidiary bank's primary regulator. We are not obligated to close the transaction contemplated by the Stock Purchase Agreement if less than 80% of the outstanding Series A Preferred shares are retired and cancelled (pursuant to the Exchange Offer or otherwise). The Stock Purchase Agreement may be terminated by either party if, through no fault of the terminating party, the closing of such transaction has not occurred on or before June 26, 2003. We agreed to pay Attkisson, Carter & Company a fee equal to 2.5% of the total dollar amount invested by the New Investor, e.g., $27,000, if the transaction contemplated by the Stock Purchase Agreement closes. For additional details, please refer to the copy of the Stock Purchase Agreement attached as Annex C to this Offering Memorandum.
--------

The closing of the transaction contemplated by the Stock Purchase Agreement is not a condition to closing of the Exchange Offer. Subject to the conditions described above under the heading "Are there any conditions to the Exchange Offer?", we intend to accept all shares of Series A Preferred tendered for exchange/conversion pursuant to the terms of the Exchange Offer, and we intend to close the Exchange Offer with respect to all of such shares regardless of the number of shares actually tendered and regardless of whether or not we consummate the transaction described above with the New Investor.

From October 4, 2000 through June 5, 2001, the Company sold, through a private placement memorandum, 500,000 "capital units" at a price of $10.00 per unit. Each such capital unit consisted of four shares of Series A Preferred stock and an Original Warrant to purchase two shares of Common Stock for $3.50 per share. Each such share of Series A Preferred stock is convertible into one share of Common Stock. The Series A preferred stock is convertible at any time at the option of the holder. In addition, the Company can require conversion of the Series A preferred stock if the closing price of its Common Stock equals or exceeds $10.00 per share for fifteen consecutive trading days. At the Company's election, dividends on the Series A preferred stock may be paid in cash or in additional shares of Common Stock. The Original Warrants issued pursuant to this private placement terminate on the earlier of five years from their date of issue or thirty days after the Company notifies the holder that the closing price of the Company's Common Stock has equaled or exceeded $5.00 per share for twenty consecutive trading days.

In June 2001, the Company sold, through a private placement memorandum, 97,500 "capital units" at a price of $10.00 per unit. Each such capital unit consisted of four shares of Series A Preferred stock and an Original Warrant to purchase two shares of Common Stock for $4.00 per share. The Original Warrants issued pursuant to this private placement terminate on the earlier of five years from their date of issue or thirty days after the Company notifies the holder that the closing price of the Company's Common Stock has equaled or exceeded $5.50 per share for twenty consecutive trading days.

In January 2002, the Company sold, through a private placement memorandum, 10,000 "capital units" at a price of $10.00 per unit. Each such capital unit consisted of four shares of Series A Preferred stock and an Original Warrant to purchase two shares of Common Stock for $4.00 per share. The Original Warrants issued pursuant to this private placement terminate on the earlier of five years or thirty days after the Company notifies the holder that the closing price of the Company's Common Stock has equaled or exceeded $5.50 per share for twenty consecutive trading days.

Pursuant to registration rights agreements we entered into with you and each of the other participants in the private offerings described above, we granted registration rights to assist you in selling shares of Common Stock underlying the Series A Preferred shares and Original Warrants. Pursuant to the terms of the registration rights agreements, we agreed to file a "shelf" registration statement registering the resale by you of shares of Common Stock underlying the Series A Preferred and Original Warrants. The registration rights terminate on the earlier of (i) the date on which all of the holders of Series A Preferred shares and Original Warrants no longer hold any shares of Common Stock underlying such securities; or (ii) the date on which all of the shares of Common Stock underlying Series A Preferred shares and Original Warrants may be resold in a public transaction without registration under the Securities Act. The registration rights agreements also provide that the registration rights will cover our Common Stock issuable upon exercise of any warrants issued in exchange for Original Warrants. Therefore, if you tender your Series A Preferred shares and Original Warrants, the registration rights agreements will also apply to the Common Stock issued in exchange for Series A Preferred shares pursuant to the Exchange Offer and to the Common Stock underlying the New Warrants issued in the Exchange Offer. It is our intention to register the resale by you of all such shares of Common Stock pursuant to a new registration statement which we intend to file as soon as practicable after the close of the Exchange Offer.

Attkisson, Carter & Company (formerly, Attkisson, Carter & Akers), the broker/dealer engaged to serve as Dealer Manager and Exchange Agent for the Exchange Offer, also served as the placement agent for the first two private stock offerings of Series A Preferred stock and Original Warrants described above. In payment for services rendered in such capacity, we paid Attkisson, Carter & Company approximately $600,000 in cash and issued to Attkisson, Carter & Company and certain of its employees warrants to purchase an aggregate of 200,000 shares of Common Stock at a price of $4.00 per share. The warrants expire five years from the date of grant.

As previously described under "Will the Company pay soliciting fees or reimburse any expenses in the Exchange Offer?", as payment for the services to be rendered by Attkisson, Carter & Company as Dealer Manager and Exchange Agent with respect to the Exchange Offer, we have agreed to amend certain of the existing warrants to purchase shares of our Common Stock previously issued to Attkisson, Carter & Company and certain of its employees in partial payment for services rendered as placement agent in connection with the first private placement of the Series A Preferred and the Original Warrants. The amended warrants will be identical to the previously issued warrants, except that the exercise price will be lowered to $1.75 per share and the amended warrants will terminate on the earlier of three years from the date of issuance or 30 days after we notify the holders that the closing price of our Common Stock has equaled or exceeded $5.00 per share for 20 consecutive trading days. The total number of shares of our Common Stock underlying warrants to be so amended is 126,874.

On January 22, 2001, we issued a warrant to purchase 3,000 shares of our Common Stock for $2.50 per share in a private placement to Neal Boortz as compensation for services rendered. The warrant expires five years from the date of grant.

On July 31, 2000, we entered into a loan agreement with The Bankers Bank for the aggregate principal amount of $2,500,000. The loan was guaranteed by the following current directors of the company, Messrs. Bremer, Ferrero and Gross, as well as by the following former directors of the company, Richard Carter, Louis Douglass, Webb Howell and Richard Parlontieri. In consideration for their guarantees of this loan, we granted each of the guarantors a warrant to purchase 22,857 shares of our Common Stock for $3.00 per share, the closing price of our Common Stock on the date of grant. These warrants expire ten years from the date of grant. The loan was repaid by the company in June 2001.

For information concerning additional transactions with certain of our current and former directors and executive officers, including information concerning the issuance and retirement of our 9% convertible Series B-1 preferred stock and 9% convertible Series B-2 preferred stock in connection with the acquisition, and subsequent disposition, of our former subsidiary Peachtree Capital Corporation, see the section entitled "Certain Relationships and Related Transactions" on pages 11 and 12 of our Proxy Statement for our 2003 Annual Meeting of Shareholders, a copy of which is attached as Annex D to this Offering
                                                        -------
Memorandum  and  which  information  is  incorporated  herein  by  reference.

For information concerning outstanding options to purchase shares of our Common Stock granted to our employees (including executive officers) and non-employee directors pursuant to our 1998 Stock Incentive Plan, as amended, see "Note 10 - Stock Options and Stock Warrants" on pages F-17 through F-19 of our financial statements contained in our Annual Report on Form 10-KSB filed for the year ended December 31, 2002, a copy of which is attached as Annex E to this Offering
                                                        -------
Memorandum  and  which  information  is  incorporated  herein  by  reference.

Except as otherwise described above, neither we nor any person or entity that might be deemed to be an "associate" of ours, nor, to our knowledge, any of our executive officers or directors is a party to any agreement, arrangement, understanding or relationship with us or any other person relating, directly or indirectly, to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

LEGAL MATTERS; REGULATORY APPROVAL

Legal Matters
-------------

We are not aware of any license or regulatory permit that appears to be material to our business and that is likely to be adversely affected by our issuance of Common Stock and New Warrants in exchange for Series A Preferred shares and Original Warrants as contemplated by this Exchange Offer or, except as disclosed below, of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to or as a result of the exchange of such securities contemplated by this Exchange Offer. Should any such approval or other action be required, we presently contemplate that such approval or other action will be sought. We are unable to predict whether we may determine that it is required to delay the exchange of Series A Preferred shares and Original Warrants for Common Stock and New Warrants as contemplated by this Exchange Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligations under this Exchange Offer to exchange Series A Preferred shares and Original Warrants for Common Stock and New Warrants as contemplated by this Exchange Offer are subject to conditions, including the conditions described under the caption "The Exchange Offer- Are there any conditions to the Exchange Offer?"

Bank Regulatory Matters
-----------------------

Federal law, including regulations issued by the Office of Thrift Supervision, governs acquisition of control of thrift holding companies. As a general matter, a person may not acquire control of a thrift holding company such as ebank Financial Services, Inc. without the prior approval of the Office of Thrift Supervision. If, as a result of the Exchange Offer, any shareholder would become the beneficial owner of more than 10% of our Common Stock and is subject to one or more "control factors", such shareholder may be required to reduce its ownership interest in the company or to obtain regulatory approval in order to own more than 10%. Each shareholder whose ownership interest may be so increased is urged to consult such shareholder's own legal counsel with respect to the consequences to such shareholder of the Exchange Offer.

CERTAIN ADDITIONAL INFORMATION ABOUT US

Copies of our Form 10-KSB for the fiscal year ended December 31, 2002, our Proxy Statement for our 2003 Annual Meeting of Shareholders, and our Form 10-QSB for the fiscal quarter ended March 31, 2003 are included as Annexes E, D, and F,
                                                            -------------------
respectively, to this Offering Memorandum. Certain portions of these documents are specifically incorporated by reference into certain sections of this Offering Memorandum, as set forth herein. We encourage you to examine each of these documents for additional important information which you should consider in deciding whether or not to tender securities held by you in response to this Exchange Offer. Any of the documents referenced as exhibits to our Form 10-KSB are available upon request made to the company, Attention: Chief Financial Officer, at our principal executive offices, 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia 30339, Telephone (770) 863-9225. We may charge you reasonable and customary fees in connection with the copying of any such exhibits pursuant to your request.


WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

In connection with the Exchange Offer, we filed a Schedule TO with the SEC because the Exchange Offer may be viewed as a tender offer by us for our outstanding shares of Series A Preferred and Original Warrants. This Offering Memorandum omits certain information contained in the Schedule TO. For further information, we refer you to the Schedule TO, including the exhibits filed with the Schedule TO. We are subject to the informational requirements of the Exchange Act, and file periodic reports, proxy statements and other information with the SEC. The Schedule TO, including the exhibits thereto, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Copies of such documents can be obtained from the SEC at prescribed rates at their offices. You may obtain information on the operation of the SEC's Public Reference Facilities by calling 1-800-SEC-0330. The SEC also maintains a World Wide Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of this site is http://www.sec.gov.


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